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                                                                   Exhibit 10.21




                          AMENDMENT TO LEASE AGREEMENT

         THIS AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made effective as of November 6, 2003, by and between G & G Holdings, Inc., a Florida corporation ("G&G"), and Empire Financial Holding Company, a Florida corporation ("Empire Financial").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, G&G and Empire Financial (as a result of an assignment by Empire Financial Group, Inc.) are parties to that certain Lease Agreement, dated August 13, 1999, as amended on October 14, 2000 and March 28, 2002 (the "Lease Agreement" and capitalized terms defined in the Lease Agreement shall have the same meaning when used in this Amendment), for office space located at 1385 West State Road 434, Longwood, Florida 32750; and

         WHEREAS, G&G and Empire Financial desire to amend the Lease Agreement for the purpose of modifying, certain provisions of the Lease Agreement, including, without limitation (i) the Term, (ii) the Rent, (iii) the Leaseable Square Feet of Premises, (iv) the Tenant's ability to terminate the Lease Agreement, (v) the Tenant's payment of Operating Expenses and (vi) Landlord's remedies on default.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       AMENDMENTS.

                  (a) The section entitled "Basic Lease Information" of the Lease Agreement is hereby amended by deleting the "Leaseable Square Feet of Premises" provision in its entirety and substituting therefor a new "Leaseable Square Feet of Premises" provision to read as follows:

                  "Leaseable Square Feet of Premises: 2,860 square feet, or 15%, constituting space "A" ("Space A"), 2,259 square feet, or 12%, constituting space "B" ("Space B") and 2,163 square feet, or 11%, constituting space "C" ("Space C"), each as delineated in the survey attached hereto as ANNEX I. In addition, without the payment of any additional Rent, the Tenant shall be entitled to two reserved parking spaces adjacent to the Building's rear entrance and unreserved parking spaces at the rear of the Building for its employees, clients and guests."

                  (b) The section entitled "Basic Lease Information" of the Lease Agreement is hereby amended by deleting the "Lease Expiration Date" provision in its entirety and substituting therefor a new "Lease Expiration Date" provision to read as follows:

                  "Lease Expiration Date: April 30, 2005."





G&G:________                                           Empire Financial:________

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                  (c) Section (a) of the "Term and Rent" section of the Lease
Agreement is hereby amended by deleting Section (a) in its entirety effective as of November 1, 2003 and substituting therefor a new Section (a) to read as follows:

                  "Tenant agrees to pay Landlord base rent ("Base Rent") for each of Space A, Space B and Space C in the amounts set forth below, payable in advance in equal monthly installments, for each and every calendar month of the Term of this Lease:

                                    Total Annual Base Rent   Monthly Base Rent
                                    ----------------------   -----------------
                       Space A:          $53,625.00              $4,468.75
                       Space B:          $42,356.25              $3,529.69
                       Space C:          $40,556.25              $3,379.69

                  Notwithstanding any other provision of this Lease Agreement, the Landlord agrees that the Tenant shall have the right to set-off any payment owing to the Landlord to the extent of any and all payments or other obligations due to but not yet received by the Tenant or any affiliate of the Tenant from the Landlord, Advantage Trading Group, Inc., Richard L. Goble or the Richard L. Goble First Revocable Trust.


                  (d) Section (d)(i) and (ii) of the "Term and Rent" section of the Lease Agreement is hereby amended by deleting Section (d)(i) and (ii) in its entirety effective as of November 1, 2003. The Landlord and Tenant agree that no adjustment shall be made at year end to the estimate of Operating Expenses paid by the Tenant for the current year as was contemplated by such Section (d)(ii).

                  (e) Section (f)(i) of the "Term and Rent" section of the Lease Agreement is hereby amended by deleting Section (f)(i) in its entirety effective as of October 31, 2003.

                  (f) Immediately following the section of the Lease Agreement entitled "Security Deposit" and immediately preceding the section of the Lease Agreement entitled "Use of Premises", a new section entitled "Use of Building" shall be inserted to read as follows:

                  "Landlord agrees that provided (i) this Lease is then in full force and effect and (ii) the business being conducted in a majority of the premises is financial services, Landlord will not enter into any lease of space in the commercial office building located at 1385 West State Road 434, Longwood, Florida 32750 to a Financial Services Company (as defined below), other than Advantage Trading Group, Inc. which shall not provide retail brokerage services in the Building during the term of this Lease. For the purposes of this Lease, "Financial Services Company" shall mean a broker-dealer, investment adviser or any entity whose business shall consist of the sale, trading or clearing of securities."




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G&G:________                                           Empire Financial:________
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                  (g) The "Alterations, Improvements and Signs" section of the
Lease Agreement is hereby amended by adding the following sentence immediately after the first sentence of such section:

                  "Notwithstanding anything in the Lease Agreement to the contrary, upon termination of this Lease Agreement for any reason whatsoever, the Landlord agrees to post for not less than 90 days after termination of the Lease Agreement, signs supplied by the Tenant and reasonably acceptable to the Landlord, both on the outside of the Building and at appropriate locations in the common areas of the Building, which signs shall contain information regarding the Tenant's new business location."

                  (h) The "Utilities, Sales Tax, Property Taxes and Insurance" section of the Lease Agreement is hereby amended by deleting the first paragraph thereof in its entirety effective as of November 1, 2003 and substituting therefor a new paragraph to read as follows:

                  "Notwithstanding the deletion of Sections (d)(i), (d)(ii) and
                  (f)(i), Tenant agrees that it will be responsible for the payment of all utilities utilized by Tenant (including, without limitation, water, sewer, telephone and electric), as well as the payment of all sales taxes on the Base Rent and Additional Rent due to the State of Florida (based upon the Seminole County, Florida sales tax rate) and Tenant's proportionate share of the ad valorem real property taxes for the Property, which proportionate share the parties agree is 15% for Space A, 12% for Space B and 11% for Space C of the total ad valorem real property taxes for the Property. Further, the parties agree that Tenant will pay to Landlord, on a monthly basis, its proportionate share of the Landlord's actual out-of-pocket costs of operating the common areas of the Property, including, without limitation, utilities, maintenance costs and insurance, which proportionate share the parties agree is 15% for Space A, 12% for Space B and 11% for Space C. From time to time upon reasonable notice to the Landlord, Tenant shall have the right to inspect the Landlord's books and records pertaining to the payment of the actual out-of-pocket costs of operating the common areas of the Property."

                  (i) The "Entry for Inspection and Repairs" section of the Lease Agreement is hereby amended by deleting the first paragraph thereof in its entirety and substituting therefor a new paragraph to read as follows:

                  "Landlord, accompanied by an executive officer of Tenant, shall have the right to enter the leased premises for inspection from 4:30 P.M. to 6:00 P.M., Monday through Friday, by giving Tenant 24 hours written notice, and, whenever necessary, obtain a time compatible with Tenant, to make repairs and alterations to the premises. Except as provided in the immediately preceding sentence, Landlord shall not for any reason whatsoever enter the leased premises."





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G&G:________                                           Empire Financial:________
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                  (j) Immediately following the section of the Lease Agreement entitled "Repairs, Alterations and Cleaning" and immediately preceding the section of the Lease Agreement entitled "Tenant Duties", a new section entitled "Keys, Locks and Premises Security" shall be inserted to read as follows:

                  "(a) Landlord shall provide, and Tenant shall possess, the original keys, and all known copies of such keys, to all exterior and interior locks of the premises. Landlord shall not the right to nor shall possess any such keys during the Term of this Lease.

                  (b) Tenant, at its own expense, shall have the right to (i) hire a security guard and post such security guard on the premises at all times and (ii) install a security system and/or video cameras to protect the premises."

                  (k) The "Landlord's Remedies on Default" section of the Lease Agreement is hereby amended by deleting the first sentence of this paragraph in its entirety and substituting therefor a new first sentence to read as follows:

                  "If Tenant defaults in the payment of Rent, or defaults in the performance of any of the other covenants or conditions of this Lease, Landlord may give Tenant notice of such default and if Tenant does not cure any rent default within seven days, or such other default within 30 days, after receipt of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within 30 days and thereafter proceeds with reasonable diligence and in good faith to cure such default), then Landlord may take suitable and reasonable legal action to remedy such default; provided, however, that absent a court order issued by the appropriate court following a legal proceeding where both Landlord and Tenant were present, Landlord shall not have the right, and shall not seek, for any reason whatsoever, to actually evict, constructively evict or utilize self-help to prevent Tenant from occupying, utilizing or quietly enjoying any or all of the leased premises."

                  (l) Immediately following the section of the Lease Agreement entitled "Landlord's Remedies on Default" and immediately preceding the section of the Lease Agreement entitled "Deficiency", a new section entitled "Termination" shall be inserted to read as follows:

                                        "TERMINATION

                  Notwithstanding anything in the Lease Agreement to the contrary, Tenant, in its sole discretion, may at any time during the Term of this Lease terminate this Lease with respect to Space A, Space B or Space C or any combination thereof, without any payment or penalty, by giving Landlord at least 60 days' prior written notice; provided, that if such notice does not concern the termination of all of Space A, Space B and Space C, this






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G&G:________                                           Empire Financial:________
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                  Lease shall remain in full effect with respect to each other
                  Space not previously terminated in writing."

         2. NO DEFAULT. The Landlord acknowledges and agrees that the Lease is currently in full force and effect, that, subject to the accuracy of the representation made by the Gagne First Revocable Trust and Kevin M. Gagne in
Section 2.1 of that certain Stock Purchase Agreement, dated as of even date herewith, by and among Richard L. Goble, the Gagne First Revocable Trust and Kevin M. Gagne, the Tenant is not in default in the payment of Base Rent or Additional Rent through October 31, 2003 or in the performance of any of the other covenants or conditions contained in the Lease Agreement and that all existing Tenant signage has been approved by the Landlord.

         3. NOTICES. Pursuant to the terms of the Lease Agreement, the Tenant hereby notifies the Landlord that the Tenant designates the following name and address for the giving of all notices under the Lease Agreement, which name and address shall remain effective until the Tenant designates a new name and address in the manner permitted by the Lease Agreement:

                           Empire Financial Holding Company
                           1385 West State Road 434
                           Longwood, Florida 32750
                           Attention: Kevin M. Gagne, Chief Executive Officer

         4. EFFECTIVE DATE. This Amendment shall be effective as of the date hereof and from and after the date hereof, each reference in the Lease Agreement to "this Agreement," "hereto", "hereunder" or words of like import, and all references to the Lease Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Lease Agreement as modified and amended by this Amendment.

         5. NO OTHER MODIFICATIONS. Except as otherwise expressly modified by the terms and provisions of this Amendment, the Agreement shall remain in full force and effect, and is hereby in all respects confirmed and ratified by the parties hereto; and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

         6. GOVERNING LAW. This Amendment shall be deemed a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         7. COUNTERPARTS. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which when taken together, shall constitute one and the same instrument.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]





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G&G:________                                           Empire Financial:________
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                  G & G HOLDINGS, INC., a Florida corporation



                                  By: /s/ RICHARD L. GOBLE
                                      -------------------------------------
                                      Richard L. Goble
                                      President


                                  EMPIRE FINANCIAL HOLDING COMPANY,
                                  a Florida corporation



                                  By: /s/ KEVIN M. GAGNE
                                      -------------------------------------
                                      Kevin M. Gagne
                                      Chief Executive Officer











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